NEWS RELEASE

Investor Contact: Dustin Stilwell 812.306.2964 dustinstilwell@berryplastics.com	Media Contact: Eva Schmitz 812.306.2424 evaschmitz@berryplastics.com

FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Reports Third Quarter Fiscal 2014 Results

EVANSVILLE, Ind. – August 1, 2014 – Berry Plastics Group, Inc. (NYSE: BERY) today reported results for its third quarter fiscal 2014, referred to in the following as the June 2014 quarter:

●	Increased net sales by 6 percent to $1,298 million for the June 2014 quarter compared to $1,221 million in the June 2013 quarter
●	Achieved Operating EBITDA of $212 million for the June 2014 quarter and LTM Adjusted EBITDA of $835 million
●	Increased cash from operating activities for the three fiscal quarters ended June 2014 to $370 million from $297 million in the prior year three fiscal quarters
●	LTM Adjusted free cash flow of $291 million, representing a 10 percent adjusted free cash flow yield
●	Recorded net income of $15 million ($0.12 per diluted share) for the June 2014 quarter versus $40 million ($0.33 per diluted share) for the June 2013 quarter
●	Adjusted net income per diluted share of $0.51 for the June 2014 quarter compared to $0.35 in the June 2013 quarter

"In the June 2014 quarter we reported record sales for any quarterly period in the Company’s history, in the face of weak packaged food demand," said Jon Rich, Chairman and CEO of Berry Plastics.  “We also matched our Operating EBITDA record for any quarterly period of $212 million."

June 2014 Quarter Results
For the June 2014 quarter, the Company’s net sales increased by 6 percent to $1,298 million from $1,221 million in the June 2013 quarter.  The year-over-year increase was primarily attributed to increased selling prices due to higher material costs along with sales from businesses we acquired in the last 12 months.

	Quarterly Period Ended (Unaudited)
Net sales (in millions)	June 28, 2014	June 29, 2013	$ Change	% Change
Rigid Open Top	$303	$312	$(9)	(3)%
Rigid Closed Top	381	370	11	3%
Rigid Packaging	684	682	2	-%
Engineered Materials	371	351	20	6%
Flexible Packaging	243	188	55	29%
Total net sales	$1,298	$1,221	$77	6%

June 2014 Fiscal YTD Results
For June 2014 Fiscal YTD, the Company’s net sales increased by 6 percent to $3,648 million as compared to $3,443 million for the same period of fiscal 2013.  The increase was primarily attributed to increased selling prices due to higher material costs along with sales from businesses we acquired in the last 12 months.

	Three Quarterly Periods Ended (Unaudited)
Net sales (in millions)	June 28, 2014	June 29, 2013	$ Change	% Change
Rigid Open Top	$820	$828	$(8)	(1)%
Rigid Closed Top	1,073	1,036	37	4%
Rigid Packaging	1,893	1,864	29	2%
Engineered Materials	1,081	1,030	51	5%
Flexible Packaging	674	549	125	23%
Total net sales	$3,648	$3,443	$205	6%

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Capital Structure and Adjusted Free Cash Flow
At the close of the June 2014 quarter, the ratio of net debt of $3,910 million to LTM Adjusted EBITDA of $835 million was 4.7x.  The Company’s LTM Adjusted free cash flow was $291 million.

	June 28, 2014	September 28, 2013
(in millions)	(Unaudited)

Term Loans	$2,511	$2,522
Revolving line of credit	39	—
5½% Second Priority Notes	500	—
9¾% Second Priority Notes	800	800
Retired debt	—	518
Debt discount, net	(20)	(8)
Capital leases and other	125	114
Total debt	$3,955	$3,946
Less: Cash and cash equivalents	(45)	(142)
Net debt	$3,910	$3,804

Outlook
“We are reconfirming our guidance of $270 million of adjusted free cash flow for fiscal 2014 and anticipate our September 2014 quarter Operating EBITDA to exceed the prior year quarter by more than 10 percent and exceed our previous record for any quarterly period.  We expect to achieve these results based on our assumption that demand will remain similar to the June ending quarter, which is consistent with what we have experienced thus far in the quarter.  Recent acquisitions, our restructuring actions, the non resin related price increases we implemented, and our ongoing cost savings plans are all currently expected to have a positive impact on our financial results in the September 2014 quarter,” said Rich.

Investor Conference Call
The Company will host a conference call today, August 1, 2014, at 10 a.m. Eastern Time to discuss its third quarter fiscal 2014 results.  The telephone number to access the conference call is (866) 244-4530 (domestic), or (703) 639-1173 (international), conference ID 1639865.  The call will last approximately one hour.  Interested parties are invited to listen to a live webcast by visiting the Company’s Investor Relations page at www.berryplastics.com.  A replay of the conference call can also be accessed on the Investor Relations page of the website beginning August 1, 2014, at 2 p.m. Eastern Time, to August 9, 2014, by calling (888) 266-2081 (domestic), or (703) 925-2533 (international), access code 1639865.

About Berry Plastics
Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers with annual net sales of over $4.6 billion in fiscal 2013.  With world headquarters in Evansville, Indiana, the Company’s common stock is listed on the New York Stock Exchange under the ticker symbol BERY.  For additional information, visit the Company’s website at www.berryplastics.com.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures such as Operating EBITDA, Adjusted EBITDA, Adjusted net income per share and Adjusted free cash flow. A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.

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Forward Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward looking” and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” “outlook,” or “looking forward,” or similar expressions that relate to our strategy, plans or intentions.  All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.  These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including, without limitation, in conjunction with the forward-looking statements included in this release.  All forward-looking information and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  Some of the factors that we believe could affect our results include:  (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis; (3) performance of our business and future operating results; (4) risks related to our acquisition strategy and integration of acquired businesses; (5) reliance on unpatented know-how and trade secrets; (6) increases in the cost of compliance with laws and regulations, including environmental, safety, and production and product laws and regulations; (7) risks related to disruptions in the overall economy and the financial markets may adversely impact our business; (8) catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (9) risks of competition, including foreign competition, in our existing and future markets;(10) general business and economic conditions, particularly an economic downturn; (11) the ability of our insurance to cover fully our potential exposures; (12) risks that our restructuring programs may entail greater implementation costs  or result in lower costs savings than anticipated, and (13) the other factors discussed in the under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Berry Plastics Group, Inc.
Consolidated Statements of Operations
(Unaudited)
(in millions, except per share data)

	Quarterly Period Ended		Three Quarterly Periods Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Net sales	$1,298	$1,221	$3,648	$3,443
Costs and expenses:
Cost of goods sold	1,089	998	3,076	2,829
Selling, general and administrative	85	78	244	230
Amortization of intangibles	26	27	77	81
Restructuring and impairment charges	15	1	28	7
Operating income	83	117	223	296

Debt extinguishment	33	—	35	64
Other income, net	(2)	(2)	(3)	(6)
Interest expense, net	56	57	168	188
Income (loss) before income taxes	(4)	62	23	50
Income tax expense (benefit)	(19)	22	(10)	19
Consolidated net income	15	40	33	31
Net income attributable to noncontrolling interests	—	—	—	—
Net income attributable to the Company	$15	$40	$33	$31
Comprehensive income	$12	$45	$28	$34

Net income per share:
Basic	$0.13	$0.35	$0.28	$0.27
Diluted	0.12	0.33	0.27	0.26

Weighted-average number of shares outstanding: (in thousands)
Basic	117,304	114,132	116,609	112,839
Diluted	121,477	120,551	120,812	118,708

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Berry Plastics Group, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	June 28, 2014	September 28, 2013
	(Unaudited)
Assets:
Cash and cash equivalents	$45	$142
Accounts receivable, net	523	449
Inventories	665	575
Other current assets	275	171
Property, plant and equipment, net	1,406	1,266
Goodwill, intangibles assets and other long-term assets	2,505	2,532
Total assets	$5,419	$5,135

Liabilities and stockholders' deficit
Current liabilities, excluding debt	798	613
Current and long-term debt	3,955	3,946
Other long-term liabilities	784	772
Non-controlling interest	12	—
Stockholders’ deficit	(130)	(196)
Total liabilities and stockholders' deficit	$5,419	$5,135

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Berry Plastics Group, Inc.
   Condensed Consolidated Statements of Cash Flows
(Unaudited)
 (in millions)

	Three Quarterly Periods Ended
	June 28, 2014	June 29, 2013

Net cash from operating activities	$370	$297

Cash flows from investing activities:
Additions to property, plant and equipment	(172)	(179)
Proceeds from sale of assets	5	5
Acquisitions of businesses, net of cash acquired	(225)	(24)
Net cash from investing activities	(392)	(198)

Cash flows from financing activities:
Proceeds from long-term borrowings	1,664	1,391
Repayment of long-term borrowings	(1,675)	(1,968)
Repayment of note receivable	—	2
Proceeds from issuance of common stock	13	21
Debt financing costs	(44)	(39)
Payment of tax receivable agreement	(32)	(5)
Proceeds from initial public offering	—	438
Net cash from financing activities	(74)	(160)
Effect of exchange rate changes on cash	(1)	(1)
Net change in cash and cash equivalents	(97)	(62)
Cash and cash equivalents at beginning of period	142	87
Cash and cash equivalents at end of period	$45	$25

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Berry Plastics Group, Inc.
Condensed Consolidated Financial Statements
Segment Information
(Unaudited)
(in millions)

	Quarterly Period Ended		Three Quarterly Periods Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Net sales:
Rigid Open Top	$303	$312	$820	$828
Rigid Closed Top	381	370	1,073	1,036
Rigid Packaging	$684	$682	$1,893	$1,864
Engineered Materials	371	351	1,081	1,030
Flexible Packaging	243	188	674	549
Total	$1,298	$1,221	$3,648	$3,443
Operating income:
Rigid Open Top	$1	$35	$20	$95
Rigid Closed Top	38	43	101	97
Rigid Packaging	$39	$78	$121	$192
Engineered Materials	33	31	90	88
Flexible Packaging	11	8	12	16
Total	$83	$117	$223	$296
Depreciation and amortization:
Rigid Open Top	$23	$23	$70	$68
Rigid Closed Top	33	33	93	98
Rigid Packaging	$56	$56	$163	$166
Engineered Materials	19	18	56	53
Flexible Packaging	16	12	42	39
Total	$91	$86	$261	$258
Restructuring and impairment charges:
Rigid Open Top	$11	$—	$13	$1
Rigid Closed Top	—	—	1	3
Rigid Packaging	$11	$—	$14	$4
Engineered Materials	2	1	6	2
Flexible Packaging	2	—	8	1
Total	$15	$1	$28	$7
Other operating expenses:
Rigid Open Top	$14	$2	$33	$6
Rigid Closed Top	5	1	13	7
Rigid Packaging	$19	$3	$46	$13
Engineered Materials	1	1	4	4
Flexible Packaging	3	—	13	3
Total	$23	$4	$63	$20
Operating EBITDA:
Rigid Open Top	$49	$60	$136	$170
Rigid Closed Top	76	77	208	205
Rigid Packaging	$125	$137	$344	$375
Engineered Materials	55	51	156	147
Flexible Packaging	32	20	75	59
Total	$212	$208	$575	$581

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Berry Plastics Group, Inc.
Reconciliation Schedules
(Unaudited)
(in millions, except per share data)

			Four Quarters
	Quarterly Period Ended		Ended
	June 28, 2014	June 29, 2013	June 28, 2014

Net income	$15	$40	$59

Add: interest expense	56	57	224
Add: income tax expense (benefit)	(19)	22	(1)
EBIT (1)	$52	$119	$282

Add: depreciation and amortization	91	86	344
Add: restructuring and impairment	15	1	35
Add: extinguishment of debt	33	—	35
Add: other expense	21	2	73
Operating EBITDA (1)	$212	$208	$769

Add: pro forma acquisitions	6		28
Add: unrealized cost savings	5		38
Adjusted EBITDA (1)	$223		$835

Cash flow from operating activities	$120	$132	$537
Additions to property, plant, and equipment, net	(54)	(69)	(214)
Tax receivable agreement payment	—	—	(32)
Adjusted free cash flow (1)	$66	$63	$291

Net income per share-diluted	$0.12	$0.33
Restructuring and impairment charges (net of tax)	0.08	0.01
Loss on extinguishment of debt (net of tax)	0.19	—
Other expense (net of tax)	0.12	0.01
Adjusted net income per diluted share (1)	$0.51	$0.35

(1) Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. These non-GAAP financial measures are among the indicators used by management to measure the performance of the Company’s operations, and also among the criteria upon which performance-based compensation may be based.  Adjusted EBITDA also is used by our lenders for debt covenant compliance purposes. We use Adjusted Free Cash Flow as a measure of liquidity because it assists us in assessing our company’s ability to fund its growth through its generation of cash.  Our projected Adjusted Free Cash flow for fiscal 2014 assumes $532 million of cash flow from operations, less $230 million of net additions to property, plant, and equipment and $32 million of payment under our tax receivable agreement.

Similar non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures.  Because of these limitations, you should consider the non-GAAP financial measures alongside other performance measures and liquidity measures, including operating income, various cash flow metrics, net income and our other GAAP results.

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